Exhibit 3.1

AMENDED AND RESTATED

BYLAWS OF

MYOS RENS TECHNOLOGY INC.

(a Nevada Corporation)

(adopted effective as of January 6, 2017)

These Amended and Restated Bylaws of MYOS RENS Technology, Inc., a Nevada corporation (the “Corporation”) are adopted pursuant to Section 8.01 of the Corporation’s existing Bylaws, as amended (the “Original Bylaws”), and are intended to amend, restate and replace, in their entirety, the Original Bylaws effective as of the date first written above.

ARTICLE 1

OFFICES

SECTION 1.1. Principal Office. The principal offices of the Corporation shall be in such location as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.1. Place of Meeting; Chairman. All meetings of stockholders shall be held at such place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Chairman of the Board of the Corporation (or the Executive Chairman of the Corporation, if such office is designated and filled in accordance with these Bylaws) (the “Chairman of the Board”) or any other person specifically designated by a majority of the members of the Board of Directors shall act as the Chairman for any meeting of stockholders of the Corporation. A majority of the Board of Directors (or its designee) shall have full authority to control the process of any stockholder or Board of Directors meeting, including, without limitation, determining whether any proposals or nominations were properly brought before such meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as a majority of the Board of Directors (or its designee(s))) shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, requiring ballots, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

SECTION 2.2. Annual Meetings. The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, subject to any postponement in the Board of Directors’ sole discretion, upon notice of such postponement given in any manner deemed reasonable by the Board of Directors.

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SECTION 2.3. Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by the Nevada Revised Statutes (“NRS”) or by the Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), may be called exclusively by a majority of the members of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The officers or directors shall fix the date, time and any place, either within or without the State of Nevada, as the place for holding such meeting; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the date on which a special meeting request properly brought pursuant to Sections 2.3 and 2.5 are delivered to the Secretary of the Corporation.

SECTION 2.4. Notice of Meeting. Written notice of the annual and each special meeting of stockholders of the Corporation, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting and shall be signed by the Chief Executive Officer, the President or the Secretary of the Corporation (the “Secretary”) or such other officer as may be designated by the Board of Directors. The Board of Directors may postpone a meeting in its sole discretion in any manner it deems reasonable. In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

SECTION 2.5. Business Conducted at Meetings.

SECTION 2.5.1 At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto provided within the notice period specified in Section 2.4) given by or at the direction of the Chief Executive Officer, the President or the Board of Directors or (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

SECTION 2.5.2 To be timely, a stockholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the Corporation mails its proxy materials for the current year if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year).

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SECTION 2.5.3 A record stockholders’ notice to the Secretary shall set forth in writing as to each matter the stockholder(s) propose to bring before the meeting: (a) a detailed description of the business desired to be brought before the meeting and the reasons for proposing such business, including the complete text of any resolutions, bylaws or Articles of Incorporation amendments proposed for consideration (b) the name and address, as they appear on the Corporation’s books, of the stockholders proposing such business, (c) the class and number of shares of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the stockholders and each of its affiliates (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any successor rule thereto (“Rule 144”)), including any shares of the Corporation owned or controlled via derivatives, synthetic securities, hedged positions and other economic and voting mechanisms, (d) any material interest of the stockholders and any Stockholder Associated Person (as defined below), individually or in the aggregate, in such proposed business and any agreements or understandings to which such stockholders and any Stockholder Associated Person are a party which relate in any way, directly or indirectly, to the proposed business to be conducted, including a description of all arrangements or understandings between such stockholder, any Stockholder Associated Persion and any other person or persons (including their names), (e) a representation as to whether or not such stockholder intends to solicit proxies; (f) a representation as to whether or not such stockholder intends to appear in person or by proxy at the applicable meeting, (g) a description of any agreement, arrangement or understanding relating to any hedging or other transaction or series of transactions (including any derivative or short position profit interest, option, hedging transaction or borrowing or lending of shares) that has been entered into or made, the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes or to increase or decrease the voting power of such stockholder and any Stockholder Associated Person, in any case with respect to any share of capital stock of the Corporation (“Derivative Interest”), (h) a list of all transactions by such stockholder and any Stockholder Associated Person involving any securities of the Corporation or any Derivative Interests within the six-month period prior to the date of the notice; (i) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business, (j) the name of each person with whom such stockholder or Stockholder Associated Person has any agreement, arrangement or understanding (whether written or oral) (i) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy made generally by such person to all holders of shares of the Corporation) or disposing of any securities of the Corporation or Derivative Interests, (ii) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), (iii) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such stockholder or Stockholder Associated Person with respect to any shares of the capital stock of the Corporation, any business proposed by the stockholder or (iv) otherwise in connection with any business proposed by a stockholder and a description of each such agreement, arrangement or understanding, and (k) such other information regarding the stockholder and any Stockholder Associated Person in his, her or its capacity as a proponent of a stockholder proposal that would be required to be disclosed in a proxy statement or other filing with the United States Securities and Exchange Commission (“SEC”) required to be made in connection with the contested solicitation of proxies pursuant to the SEC’s proxy rules. In addition, the notice shall include a representation that the stockholder will notify the Corporation in writing of any change in any of the information referenced above in this Section 2.5.3 (i) as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed and (ii) as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, not later than seven business days prior to the date of the meeting if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment or postponement thereof. With respect to the stockholder giving any such notice which includes information regarding any Stockholder Associated Person as contemplated by this Section 2.5.3, the stockholder must include in such notice: (i) the name and address of such Stockholder Associated Person; (ii) the number of shares of each class of capital stock of the Corporation owned by such Stockholder Associated Person, if any; and (iii) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the proposal of other business on the date of such stockholder’s notice. Notwithstanding anything in this section to the contrary, any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 2.5.3. For purposes of this Section 2.5.3, “Stockholder Associated Person” of any stockholder shall mean: (i) any person acting in concert with such stockholder with respect to the Corporation or has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding voting (except pursuant to a revocable proxy given to such person in response to a public proxy solicitation made generally by such person to all stockholders entitled to vote at the meeting) or disposing of any capital stock of the Corporation; (ii) any person who beneficially owns shares of stock of the Corporation owned of record or beneficially by such stockholder; (iii) any person controlling, controlled by or under common control, directly or indirectly, such stockholder or any other Stockholder Associated Person described in clause (i) or (ii) of this definition, and (iv) any person that is an employee, affiliate or family member of such stockholder.

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SECTION 2.5.4 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5. A majority of the members of the Board of Directors, or any other person specifically designated by a majority of the members of the Board of Directors to serve as Chairman of the meeting, shall, in his,her or its sole discretion, determine and declare to the meeting whether or not any business was properly brought before the meeting. Any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.5 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC. Notwithstanding the foregoing, the advance notice provisions of these Bylaws shall apply to all stockholder proposals regardless of whether such proposal is sought to be included in the Corporation’s proxy statement or in a separate proxy statement.

SECTION 2.6. Nomination of Directors. Nomination of candidates for election as directors of the Corporation at any meeting of stockholders called for the election of directors, in whole or in part (an “Election Meeting”), must be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures.

SECTION 2.6.1. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting. At the request of the Corporation, each proposed individual nominated by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the SEC and any applicable securities exchange, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

SECTION 2.6.2. The exclusive means by which a stockholder may nominate a director shall be: (i) in the case of the nomination of a director for election at an annual meeting, by delivery of a notice to the Secretary, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or the date on which the Corporation mails its proxy materials for the current year if during the prior year the Corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year); or (ii) in the case of the nomination of a director for election at a special meeting , not less than ninety (90) days nor more than one hundred twenty (120) days prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such special meeting was first made, setting forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Corporation owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. In addition, any stockholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant to Section 2.6.3 of these Bylaws. A stockholder intending to nominate one or more candidates for election as directors must comply with the advance notice bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting. For purposes of these Bylaws, “public disclosure” shall mean shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

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SECTION 2.6.3 To be eligible to be a director nominee nominated by a stockholder or stockholders for election or reelection as a director of the Corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.6.2 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire (the “Questionnaire”) with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made, which shall include a description of all arrangements, dealings and understandings between the director nominee and the stockholder nominating the director nominee, (which questionnaire shall be in the form approved by the Corporation and provided by the Secretary or such Secretary’s designee(s)) and a written representation and agreement that such person: (a) will abide by the requirements of these Bylaws and the Articles of Incorporation as in effect at the time of their nomination and as validly amended, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; (d) is not a “Bad Actor” as defined in Rule 506(d) of the SEC pursuant to the Securities Act of 1933, as amended, (e) is not an employee, affiliate (within the meaning of Rule 144) or family member of any person or entity (or their affiliates) on whose behalf the nomination is being made and (f) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. If, prior to the Election Meeting, there is a change in any information set forth on the Questionnaire, then such director candidate shall promptly notify the Secretary by submitting a revised Questionnaire.

SECTION 2.6.4. In the event that a person is validly designated by the Board of Directors as a nominee in accordance with this Section 2.6 and shall thereafter become unable or willing to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee who meets all applicable standards under these Bylaws.

SECTION 2.6.5. If a majority of the members of the Board of Directors determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 2.7. Quorum; Adjournment.

SECTION 2.7.1 The holders of a one-third of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (provided the proxy has authority to vote on at least one matter at such meeting), shall constitute a quorum at any meeting of stockholders for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy (provided the proxy has authority to vote on at least one matter at such meeting) in order to constitute a quorum as to such class vote, and except as otherwise provided by the NRS or by the Articles of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

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SECTION 2.7.2 Notwithstanding any other provision of the Articles of Incorporation or these Bylaws, at any annual or special meeting of stockholders of the Corporation, whether or not a quorum is present, the Board of Directors or the person presiding as Chairman of the meeting, as appointed by a majority of the members of the Board of Directors, shall have power to adjourn the meeting from time to time, without notice other than announcement at the adjourned meeting, whether or not a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 2.4 of these Bylaws. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.8. Voting; Proxies.

SECTION 2.8.1 Except as provided for below or by applicable law, rule or regulation, when a quorum is present at any meeting of the stockholders, any action by the stockholders on a matter except the election of directors shall be approved if approved by the majority of the votes cast. Each nominee for director shall be elected by a plurality of the votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in the Articles of Incorporation or by a specific statutory provision superseding the provisions of these Bylaws.

SECTION 2.8.2 Every stockholder having the right to vote shall be entitled to vote in person, or by proxy: (a) appointed by an instrument in writing subscribed by such stockholder or by his or her duly authorized attorney or (b) authorized by the transmission of an electronic record by the stockholder to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission subject to any procedures the Board of Directors may adopt from time to time to determine that the electronic record is authorized by the stockholder; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. If such instrument or record shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1). Unless required by the NRS or determined by the Board of Directors, or the person presiding as Chairman of the meeting, as appointed by a majority of the members of the Board of Directors, to be advisable, the vote on any matter need not be by written ballot. No stockholder shall have cumulative voting rights.

SECTION 2.9. No Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken at any annual meeting or special meeting must be effected at a duly called annual meeting or special meeting at which a quorum is present and may not be effected by the written consent of the stockholders in lieu of a meeting of the stockholders.

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SECTION 2.10. Voting of Stock of Certain Holders. Shares standing in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the governing documents of such entity may prescribe, or in the absence of such provision, as the Board of Directors or governing body of such entity may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares outstanding in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent the stock and vote thereon.

SECTION 2.11. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.12. Fixing Record Date. The Board of Directors may fix in advance a date for any meeting of stockholders (which date shall not be more than sixty (60) nor less than ten (10) days preceding the date of any such meeting of stockholders) or a date for payment of any dividend or distribution, a date for the allotment of rights, a date when any change or conversion or exchange of capital stock shall go into effect, in each case as a record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend or distribution, to receive any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of capital stock, as the case may be. In any such case such stockholders and only such stockholders as shall be stockholders of record on the Record Date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof.

ARTICLE 3

BOARD OF DIRECTORS

SECTION 3.1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. Subject to compliance with the provisions of the NRS, the powers of the Board of Directors shall include the power to make a liquidating distribution of the assets, and wind up the affairs of, the Corporation.

SECTION 3.2. Number and Qualifications. The number of directors which shall constitute the whole Board of Directors shall be determined from time to time by the Board of Directors, but shall be not less than one (1). Directors need not be residents of Nevada or stockholders of the Corporation.

SECTION 3.3. Vacancies, Additional Directors; Removal From Office; Resignation.

SECTION 3.3.1 If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created in accordance with Section 3.2 by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, but not the stockholders of the Corporation, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office for the unexpired term of his or her predecessor in his or her office and until his or her successor shall be elected and qualified, unless sooner displaced.

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SECTION 3.3.2 No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.3.3 The stockholders of the Corporation may remove a member of the Board of Directors by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock entitled to vote.

SECTION 3.3.4 Any director may resign or voluntarily retire upon giving written notice to the Board of Directors. Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness. If such retirement or resignation is effective at a future time, the Board of Directors may elect a successor to take office when the retirement or resignation becomes effective.

SECTION 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without notice other than this Bylaw provision, at the place of, and immediately prior to and/or following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Nevada, without other notice than such resolution. The Board of Directors shall keep minutes of its regular meetings.

SECTION 3.5. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer or the Secretary on the written request of a majority of the Board of Directors. The Board of Directors shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting. The Board of Directors shall keep minutes of its special meetings.

SECTION 3.6. Notice of Special Meeting. Notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of a special meeting in the manner set forth in Section 5.1.1. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter when notice is required by the NRS.

SECTION 3.7. Quorum. A majority of the Board of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the NRS, by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

SECTION 3.8. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article 4 of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all of the members of the Board of Directors or of such committee, as the case may be. Evidence of any consent to action under this Section 3.8 may be provided in writing, including electronically via email or facsimile.

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SECTION 3.9. Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by telephone conference or similar communications method so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

SECTION 3.10. Compensation. Directors, as such, may receive reasonable compensation for their services, which shall be set by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving additional compensation therefor. Members of special or standing committees may be allowed like compensation for their services on committees.

SECTION 3.11. Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

SECTION 3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or their committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE 4

COMMITTEES OF DIRECTORS

SECTION 4.1. Generally. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more additional special or standing committees, each such additional committee to consist of one or more of the directors of the Corporation. Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except as delegated by these Bylaws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

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SECTION 4.2. Committee Operations. A majority of a committee shall constitute a quorum for the transaction of any committee business. Such committee or committees shall have such name or names and such limitations of authority as provided in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The Corporation shall pay all expenses of committee operations. The Board of Directors may designate one or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.3. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The Corporation’s Secretary, if present at the meeting, or any other person designated by the applicable committee shall (a) serve as the Secretary of the special or standing committees of the Board of Directors of the Corporation, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.

ARTICLE 5

NOTICE

SECTION 5.1. Methods of Giving Notice.

SECTION 5.1.1. Notice to Directors or Committee Members. Whenever under the provisions of the NRS, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or member of any committee of the Board of Directors, personal notice is not required but such notice may be: (a) given in writing and mailed to such director or committee member, (b) sent by electronic transmission (including via e-mail) to such director or committee member, or (c) given orally or by telephone; provided, however, that any notice from a stockholder to any director or member of any committee of the Board of Directors must be given in writing and mailed to such director or member and shall be deemed to be given upon receipt by such director or member. If mailed, notice to a director or member of a committee of the Board of Directors shall be deemed to be given when deposited in the United States mail first class, or by overnight courier, in a sealed envelope, with postage thereon prepaid, addressed, to such person at his or her business address. If sent by electronic transmission, notice to a director or member of a committee of the Board of Directors shall be deemed to be given if by (i) facsimile transmission, when successful transmission to the director’s or member’s facsimile address is confirmed, (ii) electronic mail, when successful transmission to the director’s or member’s last known electronic mail address is confirmed, (iii) a posting on an electronic network together with a separate notice to the director or member of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when delivered to the director or member.

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SECTION 5.1.2. Notices to Stockholders. Whenever under the provisions of the NRS, the Articles of Incorporation or these Bylaws, notice is required to be given to any stockholder, such notice may be given: (a) in writing and mailed to such stockholder, (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given or (c) as otherwise permitted by the SEC and the NRS. If mailed, notice to a stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If sent by electronic transmission, notice to a stockholder shall be deemed to be given if by (i) facsimile transmission, when directed to a number at which the stockholder has consented to receive notice at the last known electronic mail address, (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) a posting on an electronic network together with a separate notice to the stockholder of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission compliant with the NRS, when directed to the stockholder at the last known electronic mail address.

SECTION 5.2. Written Waiver. Whenever any notice is required to be given by the NRS, the Articles of Incorporation or these Bylaws, a waiver thereof in a signed writing or sent by the transmission of an electronic record attributed to the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE 6

OFFICERS

SECTION 6.1. Officers.

SECTION 6.1.1 The officers of the Corporation shall include the Chief Executive Officer, the Chief Financial Officer, the President, the Secretary and the Treasurer, each as approved and appointed by the Board of Directors.

SECTION 6.1.2 The officers of the Corporation may further include a Chief Executive Officer and a Chief Financial Officer, each as approved and appointed by the Board of Directors, and may further include, without limitation, such other executive or subordinate officers and agents, including, without limitation, one or more Vice Presidents (any one or more of which may be designated Senior Executive Vice President, Executive Vice President, Senior Vice President or such other title as may be determined by the Board of Directors), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, in each case as the Board of Directors deems necessary and approve and appoint.

SECTION 6.1.3 The Board of Directors may in its discretion delegate to the Chief Executive Officer and/or the President the power and authority to appoint subordinate officers of the Corporation and to prescribe their respective duties and powers, but in any instance the President, the Secretary, the Treasurer and, if designated, the Chief Executive Officer, Chief Financial Officer or any other officer responsible for a principal business unit, division or function of the Corporation (such as sales, administration or finance), or any other officer who performs a policy making function (collectively, the “Principal Officers”), shall be subject to the approval of and appointment by the Board of Directors.

SECTION 6.1.4 All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by these Bylaws, the Board of Directors, the Chief Executive Officer or President, as applicable. Any two or more offices may be held by the same person. The Chairman of the Board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.

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SECTION 6.2. Election and Term of Office. The Principal Officers shall each be elected only by, and shall serve only at the pleasure of, the Board of Directors. All other officers of the Corporation may be appointed as the Board of Directors, the Chief Executive Officer or the President, to the extent that such authority is granted by the Board of Directors, deem necessary and elect or appoint. The officers of the Corporation shall be elected or ratified annually by the Board of Directors at its first regular meeting held concurrently with or after the annual meeting of stockholders or as soon thereafter as conveniently possible (or, in the case of those officers elected or appointed other than by the Board of Directors, ratified at the Board of Directors’ first regular meeting held following their election or appointment or as soon thereafter as conveniently possible). Subject to the terms and conditions of any applicable contract between an officer and the Corporation, each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal.

SECTION 6.3. Removal and Resignation. Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors and, other than the Principal Officers, may also be removed, either with or without cause, by action of the Chief Executive Officer or President, to the extent that he or she has the right to appoint such officers, whenever, in his or her judgment, the best interests of the Corporation shall be served thereby, but such right of removal and any purported removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any Principal Officer or other officer or agent may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4. Vacancies. Any vacancy occurring in any Principal Officer office by death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. Any vacancy in any other office may be filled as the Board of Directors, the Chief Executive Officer or President deem necessary.

SECTION 6.5. Compensation. The compensation of the Principal Officers shall be determined by the Board of Directors or a designated committee thereof. Compensation of all other officers and employees of the Corporation shall be determined by the Chief Executive Officer or the President in consultation with the Board of Directors or a designated committee thereof and in accordance with any charter of any such committee as has been approved by the Board of Directors or any policies as have been approved by the Board of Directors. No officer who is also a director shall be prevented from receiving such compensation by reason of his or her also being a director.

SECTION 6.6. Chairman of the Board. The Chairman of the Board shall act as liaison between the Board of Directors and the executive officers of the Corporation. The Chairman of the Board may also hold the position of Chief Executive Officer or President, if so approved or appointed by the Board of Directors.

SECTION 6.7. Chief Executive Officer. The Chief Executive Officer shall, subject to the oversight by and control of the Board of Directors, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall keep the Board of Directors fully informed and shall consult them concerning the business of the Corporation. Subject to the supervisory powers of the Board of Directors, the Chief Executive Officer may sign with any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. In general, the Chief Executive Officer shall perform all other duties normally incident to the office of the Chief Executive Officer, except any duties expressly delegated to other persons by these Bylaws, the Board of Directors and such other duties as may be prescribed by the the Board of Directors from time to time.

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SECTION 6.8. President. The President shall, in general, perform such duties as usually pertain to the position of president and such duties as may be prescribed by the Board of Directors. The President may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so approved or appointed by the Board of Directors.

SECTION 6.9. Chief Financial Officer. The Chief Financial Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief financial officer and such duties as may be prescribed by the Board of Directors.

SECTION 6.10. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the Corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 6.11. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these Bylaws; and (b) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 6.12. Interim Officer Status. Any office of the Corporation may be designated by the Board of Directors as interim, and such interim status shall be on such terms and for such duration as may be designated by the Board of Directors.

ARTICLE 7

EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 7.1. Contracts. Subject to the provisions of Section 6.1, the Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or execute and deliver an instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

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SECTION 7.2. Checks, etc. All checks, demands, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Chief Executive Officer, the President, the Treasurer or the Chief Financial Officer may be empowered by the Board of Directors to select or as the Board of Directors may select.

SECTION 7.4. Voting of Securities Owned by Corporation. All stock and other securities of any other corporation owned or held by the Corporation for itself, or for other parties in any capacity, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by any Principal Officer.

ARTICLE 8

SHARES OF STOCK

SECTION 8.1. Issuance. Each stockholder of the Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his or her name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the Chief Executive Officer and the President or such other officers as may from time to time be authorized by resolution of the Board of Directors. Any or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that except as otherwise provided by the NRS, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new certificate (or uncertificated shares in lieu of a new certificate) may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. In addition to the above, all certificates (or uncertificated shares in lieu of a new certificate) evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the NRS.

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SECTION 8.2. Lost Certificates. The Board of Directors may direct that a new certificate or certificates (or uncertificated shares in lieu of a new certificate) be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3. Transfers. In the case of shares of stock represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary and the Corporation’s transfer agent, if any.

SECTION 8.4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

SECTION 8.5. Uncertificated Shares. The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

ARTICLE 9

DIVIDENDS

SECTION 9.1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 9.3 Fixing Record Date for Dividends. The Board of Directors may fix a time, not exceeding 60 days before the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of stock shall go into effect, as a record date for determining the stockholders entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights with respect to any such change, conversion, or exchange of stock, and, in such case, only stockholders of record on the date so fixed are entitled to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after any record date fixed as provided in this Section 9.3.

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ARTICLE 10

LIMITATION ON LIABIILTY AND INDEMNIFICATION

SECTION 10.1 Limitation of Liability. No director or officer shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for any transaction from which the director derived an improper personal benefit. If the NRS is hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by applicable law. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SECTION 10.2 Mandatory Indemnification. The Corporation shall, to the maximum extent permitted under the applicable law and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this Section, (a) the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors, and (b) the Corporation shall not indemnify any person for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, final beyond right of review, all appeals having been exhausted, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

SECTION 10.3 Advance of Expenses. Notwithstanding any other provisions of the Articles of Incorporation, these Bylaws, or any agreement, vote of stockholder or disinterested directors, or arrangement to the contrary, the Corporation shall advance payment of expenses incurred by an Indemnitee in advance of the final disposition of any matter only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article 10. Such undertaking may be accepted without reference to the financial ability of the Indemnitee to make such repayment.

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SECTION 10.4 Subsequent Amendment. No amendment, termination or repeal of this Article 10 or of the relevant provisions of Chapter 78 of the NRS or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

SECTION 10.5 Other Rights. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article 10.

SECTION 10.6 Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Section in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 10 shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

SECTION 10.7 Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article 10 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

SECTION 10.8 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under Chapter 78 of the NRS.

SECTION 10.9 Savings Clause. If this Article 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 10 that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 10.10 Contested Director Indemnification. Notwithstanding anything to the contrary contained in these Bylaws, a director who was elected in any Contested Election who is not a continuing director shall not be entitled to any indemnification or advancement of expenses unless and until a majority of the continuing directors vote that the indemnification provisions set forth in this Article 10 shall apply to such newly elected director.

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ARTICLE 11

MISCELLANEOUS

SECTION 11.1. Books. The books of the Corporation may be kept within or without the State of Nevada (subject to any provisions contained in the NRS) at such place or places as may be designated from time to time by the Board of Directors.

SECTION 11.2 Inspection. Any person who has been a stockholder of record for at least six (6) months immediately before such stockholder’s demand, or any person holding, or thereunto authorized in writing by the holders of at least five percent (5%) of all of the Corporation’s outstanding stock, upon at least five (5) days’ written demand, has the right to inspect in person or by agent or attorney, during usual business hours, those records, and only those records, expressly required to be kept by the Corporation pursuant to NRS Section 78.105(1). However, such inspection may be denied to any stockholder or other person upon his or her refusal to furnish to the Corporation an affidavit that such inspection is not desired for a purpose which is in the interest of a business or object other than the business of the Corporation and that he or she has not at any time sold or offered for sale any list of stockholders of any corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

SECTION 11.3. Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as may be designated by the Board of Directors.

SECTION 11.4 Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, a state or federal court located in the City of Las Vegas, Clark County, Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any actions asserting a claim arising pursuant to any provision of the NRS, the Articles of Incorporation or these Bylaws, in each case as amended, or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.4.

SECTION 11.5 Interpretation. Reference in these Bylaws to any provision of Chapter 78 of the NRS shall be deemed to include all amendments thereto and the effect of the construction and determination of validity thereof by the Nevada Supreme Court.

ARTICLE 12

AMENDMENTS

SECTION 12.1 Amendment By Stockholders. The stockholders of the Corporation may alter, amend, repeal or the remove these Bylaws or any portion thereof only by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders, duly called; provided, however, that no such change to any Bylaw shall alter, modify, waive, abrogate or diminish the Corporation’s obligation to provide the indemnity called for by Article 10 of these Bylaws, the Articles of Incorporation or applicable law.

SECTION 12.2 Amendment by the Board of Directors. Notwithstanding Section 12.1, the Board of Directors may, by majority vote of those present at any meeting of the Board of Directors at which a quorum is present, alter, amend or repeal these Bylaws or any portion thereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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